Exhibit 23.1





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Union Community Bancorp (the "Company") of our report dated February 20, 1998 on the consolidated financial statements of the Company which report is incorporated by reference in the Company's Annual Report on Form 10-K for the three years ended December 31, 1997 filed pursuant to the Securities Exchange Act of 1934.


/s/ Olive LLP

OLIVE LLP


Indianapolis, Indiana
December 10, 1998